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                                                                    Exhibit 99.1
                                                                    ------------


                                [GRAPHIC OMITTED]
                                      SLLR
                                     STELLAR
                                  TECHNOLOGIES



September 16, 2005


Dear Shareholder,

It has been an exciting year at Stellar Technologies, Inc. (OTCBB: SLLR) with the delivery of our latest solution, Stellar Internet GEM(TM). We have watched many new partnerships unfold and continue to flourish and we are proud to share with you our latest news: Stellar has a brand new face on the Web.

Last week Stellar Technologies launched a new website for the company, its products and its investors. We have been receiving very positive feedback already with regard to the new website from customers and business partners alike. The website was created to provide a unified platform from which our prospects and investors could obtain information on all of our product offerings. In addition, we have enhanced the company section on our website to include additional investor information as well as access to Stellar Investor Updates.

I encourage you to visit our new corporate website at www.stellartechnologies.com and sign up to become a member of Stellar Investor Updates today. By becoming a member of Stellar Investor Updates, you will receive the latest news releases from Stellar delivered right to your personal e-mail box.

To sign up today and have Stellar Technologies' news releases emailed directly to you, follow these three simple steps:

   1.) FROM A WEB BROWSER ENTER THE ADDRESS: WWW.STELLARTECHNOLOGIES.COM

   2.) FROM THE WEBSITE'S TOP NAVIGATION BAR, SELECT COMPANY > INVESTORS

   3.) ON THE INVESTORS PAGE, CLICK ON "SIGN UP NOW" IN THE RED INVESTOR UPDATES
       BOX







             Stellar Technologies, Inc. 7935 Airport Pulling Road N,
                           Suite 201, Naples, FL 34109
     Toll-free: 866-700-SLLR o Phone: (239) 592-1816 o Fax: (239) 592-0941
                        Web: www.stellartechnologies.com


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Please rest assured that the information you submit to Stellar Technologies is not provided or sold to third parties. We appreciate your interest in our company and value you as an Investor. Should you have any questions or concerns regarding the new website, please feel free to contact me directly by phone:
(239) 592-1816 or e-mail: vmccausland@stellartechnologies.com. Thank you again for your continued interest in Stellar Technologies, Inc.


Sincerely,

/s/ Valerie McCausland

Valerie McCausland, Marketing Director
Stellar Technologies, Inc.


             Stellar Technologies, Inc. 7935 Airport Pulling Road N,
                           Suite 201, Naples, FL 34109
     Toll-free: 866-700-SLLR o Phone: (239) 592-1816 o Fax: (239) 592-0941 o
                        Web: www.stellartechnologies.com